                               SEQUA CORPORATION
     Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Sequa Corporation -- May 12, 1994 at 11:00 A.M., in Conference Room 7 on the 11th floor, 270 Park Avenue, New York, New York.
     The  undersigned hereby appoints Norman E. Alexander, Stuart Z. Krinsly and
A. Leon Fergenson, and any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of Common and/or Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

UNX

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE                     [X] PLEASE MARK
STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED,                YOUR VOTE
SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.                     AS THIS

                                                                                                            WILL ATTEND
           Account Number                                                                                       [ ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR
                                 ITEMS 2 AND 3

Item 1 -- Election of the following nominees as Directors: Messrs. Alexander, Dworman, Fergenson, Gottesman, Krinsly, Kummerfeld, LeFrak, Quicke,
Sullivan and Tsai.

        FOR all                 WITHHELD for        WITHHELD for the following only
        Nominees                all Nominees        (Write the name of the nominee(s) in the space below)
          [ ]                       [ ]

Item 2 -- Approval of the Management Incentive
Bonus Plan for Corporate Executive Officers.

   FOR                 AGAINST               ABSTAIN
   [ ]                   [ ]                   [ ]

Item 3 -- Appointment of Independent Auditors.

   FOR                 AGAINST               ABSTAIN

   [ ]                   [ ]                   [ ]

Item 4 -- In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


SIGNATURE(S)                                                                   DATE
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE
GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE
FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY,
EACH STOCKHOLDER NAMED SHOULD SIGN.